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                                                                   EXHIBIT 10.88

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                           LOMAS MORTGAGE (USA), INC.
                               SEVERANCE PAY PLAN




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                           Lomas Mortgage (USA), Inc.
                               Severance Pay Plan


PURPOSE

The purpose of this Lomas Mortgage (USA), Inc. Plan is to retain employees by providing severance protection designed to help bridge the gap in earnings while they are between jobs and to counteract the need to seek new employment and leave the Company while their services are still vital to a reorganization.

1.       DEFINITIONS

         When used in this Plan and initially capitalized, the following words and phrases shall have the following meanings unless the context clearly requires otherwise:

         1.1 "BASE COMPENSATION" shall mean, as to any Participant for any period, his annual base salary paid to him by the Company for such period before reduction under a tax qualified plan of the Company and before reduction for any other amounts contributed by the Company on his behalf to any other employee benefit plan.

         1.2     "BOARD OF DIRECTORS"   shall mean the Board of Directors of
         Lomas Mortgage (USA), Inc.

         1.3 "CAUSE" shall mean, as to any Participant, that such Participant shall have committed prior to his termination of employment with the Company:

                 (a) an intentional act of fraud, embezzlement, theft or any other material violation of law in connection with the Participant's duties or in the course of his employment with the company;

                 (b) intentional wrongful damage to material assets of the Company;

                 (c) intentional wrongful disclosure of material confidential information of the Company;

                 (d) intentional wrongful engagement in any competitive activity which would constitute a material breach of the duty of loyalty; or

                 (e) intentional breach of any stated material employment policy of the Company.

         No act, or failure to act, on the part of a Participant shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done, or omitted to be done, by the Participant not in good





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         faith and without reasonable belief that his action or omission was in, or not opposed to, the best interests of the Company.

         1.4 "COMPANY" shall mean Lomas Mortgage (USA), Inc. and any successor corporation.

         1.5     "COVERED EMPLOYEE" shall mean, an employee described in
         Section 2.1 of this Plan.

         1.6 "DESIGNATED GROUP" shall mean any one of the groups of employees designated on Schedule 1, as such schedule may be amended from time to time.

         1.7     "EFFECTIVE DATE" shall mean October 5, 1995.

         1.8 "PLAN" shall mean the Lomas Mortgage (USA) Severance Plan, as the same may be hereafter amended from time to time.

         1.9 "QUALIFYING TERMINATION" shall mean either, (1) Voluntary Termination for Good Reason during the Term of the Plan; or (2) the involuntary termination of an employee's employment by the Company during the Term of the Plan for any reason other than Cause. Notwithstanding the foregoing, "Qualifying Termination" shall not mean any termination of any employee's employment with the Company by reason of any of the following:

                 (a) An employee's loss of employment owing to failure to perform his or her responsibilities as an employee;

                 (b) The termination of an employee's employment with the Company resulting from the sale or other disposition by the Company of the business, unit or facility (or substantially all of the assets of the business, unit or facility) in which the employee is employed, if either of the following circumstances exists: (i) the purchaser or successor or any related corporation extends an offer of employment after the disposition to the employee on terms that include: (a) the same salary, (b) a primary office location that is within 35 miles of the employee's current office location; provided, however, that with respect to any employee (i) whose primary work location prior to any such sale or other disposition was his home or was outside the state of Texas or otherwise not at a location of the Company or its affiliates on a full time basis (a "Commuter"), and (ii) who prior to such sale or disposition was reimbursed by the Company for the costs of such commutation (a "Commutation Arrangement"), such offer of employment shall continue such Commutation Arrangement on a basis that is substantially similar in all particulars, and without additional expense or inconvenience to the Commuter, to that in effect prior to any sale or disposition, (c) no





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                 condition that the employee travel more frequently than in his prior position, and (d) no condition that the employee refrain from engaging in any business activity in which he, with the approval of the Company, previously was engaged; or (ii) the employee accepts other employment with the purchaser or successor or with any corporation related to any of them;

                 (c) Any transfer of an employee's employment within the Company; or

                 (d) Withdrawal from, or loss of, an employee's employment with the Company as a result of the employee's inability, owing to incapacity due to a physical or mental illness, to perform his duties with the Company, which inability shall be deemed to exist at such time as such employee becomes eligible to receive benefits under the disability income plan of the Company.

         1.10 "SEVERANCE BENEFITS" shall mean the Severance Pay, Severance Health Insurance, and Severance Outplacement Assistance as set for in Sections 3.1, 3.2 and 3.3 of this Plan.

         1.11 "SEVERANCE HEALTH INSURANCE" shall mean the health insurance coverage as set for in Section 3.2 of this Plan.

         1.12 "SEVERANCE OUTPLACEMENT ASSISTANCE" shall mean the outplacement assistance as set for in Section 3.3 of this Plan.

         1.13    "SEVERANCE PAY" shall mean the sum payable as set for in
         Section 3.1 of this Plan.

         1.14 "TERM" shall mean the period commencing on the Effective Date and ending at the time determined in accordance with Section 7.2.

         1.15 "VOLUNTARY TERMINATION FOR GOOD REASON" shall mean voluntary termination of employment by a Covered Employee, other than retirement, within 90 days of:

                 (a) a reduction in the Covered Employee's base salary or benefits hereunder, or

                 (b) relocation of the Covered Employee's primary work location to a location greater than 35 miles from its former location or, with regard to a Commuter, termination of such Commuter's Commutation Arrangement or modification thereof by the Company so as to increase the expense or inconvenience of the Arrangement to the Commuter, or





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                 (c)  a condition of employment that requires the employee to travel more that was previously required in his previous position or reduces in any way the reimbursement for housing, travel, automobile or any other expenses previously provided to the employee, or

                 (d) a condition of employment that explicitly or implicitly requires the employee to refrain from any outside business activities or compensation in which he has, with the consent of the Company, previously been engaged and from which he has received or has the potential to receive remuneration.


2.       COVERED EMPLOYEES

         2.1 WHO IS A COVERED EMPLOYEE. An employee of the Company who is treated under the Company's personnel policies as member of the Designated Group at a time when he incurs a Qualifying Termination shall be a Covered Employee and shall be eligible to receive the benefits described in the Plan.


3.       SEVERANCE BENEFITS

         3.1 AMOUNTS OF SEVERANCE PAY. The Company shall pay Severance Pay to a Covered Employee in an amount equal to the Base Compensation of such Covered Employee for the period specified in Schedule 1 for the Designated Group of which such Covered Employee was at the time of his Qualifying Termination. Severance Pay under the Plan, however, shall not be less than the severance pay the participant would have been entitled to under the previous Lomas Financial Corporation Employee Severance Pay Plan, provided in Exhibit 1.

         3.2 SEVERANCE HEALTH INSURANCE. The Company shall provide health insurance coverage to a Covered Employee on terms substantially equal to, and not more costly to the Covered Employee than, the coverage that the Company provided at the time of his Qualifying Termination for a period of 90 days following his Qualifying Termination.

         3.3 SEVERANCE OUTPLACEMENT ASSISTANT. The Company, or an agent of the Company, shall provide assistance inresume preparation and job search counseling to a Covered Employee within 60 days of the time of his Qualifying Termination, subject to a cumulative limitation on costs to the Company of $250 per person.

         3.4     EFFECT OF OTHER SEVERANCE BENEFIT PROGRAMS.





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                 (a)  The Severance Benefits provided for hereunder, unless otherwise specified herein, are in lieu of any payments to which a Covered Employee would otherwise be entitled under any existing severance plan or any individual agreement relating to employment (or termination thereof) with the Company.

                 (b) By acceptance of any Severance Benefits under the Plan, a Covered Employee shall be deemed to waive, release and forever discharge any and all claims to the payment of any amount under any individual agreement relating to employment (or termination thereof) with the Company or any severance benefit under any severance plan or program of the Company other than the Plan. As a condition of eligibility herein each Covered Employee will be required to execute a general release provided by the Company.

         3.5 NO DUTY TO MITIGATE. A Covered Employee shall not be required by reason of the Plan to mitigate damages or the amount of his Severance Benefits under the Plan by seeking other employment or otherwise, nor shall the amount of such Severance Benefits be reduced or adjusted by compensation earned by the Covered Employee as a result of employment after his termination of employment.

         3.6 LIABILITY OF THE COMPANY. Lomas Mortgage (USA), Inc. and its affiliates shall be jointly and severally liable for the performance of all obligations to employees described herein. Covered Employees may seek payment of Severance Benefits to which they are entitled hereunder from Lomas Mortgage (USA), Inc. or any of its affiliates.

4.       CESSATION OF BENEFITS

         4.1 REEMPLOYMENT WITH THE COMPANY. If he already has received benefits under the Plan, a Covered Employee who recommences employment with the Company shall not be entitled to further benefits under the Plan upon any subsequent Qualifying Termination.


5.       DISTRIBUTION OF CASH PAYMENTS

         5.1 SEVERANCE PAY. The Company shall pay a Covered Employee the amount to which he became entitled under Section 3.1 in one lump sum within a reasonable time, but in no event more than 20 business days, after the date his Qualifying Termination occurs.





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6.       ADMINISTRATION

         6.1 IN GENERAL DELEGATION. The Plan shall be administered by the Company, which shall be the named fiduciary under the Plan. The Company shall have sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of employees or other persons, to resolve questions or disputes arising under the Plan and to make any determinations with respect to the benefits payable hereunder and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Company is hereby granted the authority to (i) determine whether a particular termination of employment constitutes a "Qualifying Termination" and (ii) to determine whether a particular employee is a "Covered Employee" under the Plan.

         The Company may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Severance Benefits, to a named administrator or administrators. The Company's determination of the rights of any employee hereunder shall be final and binding on all persons, subject only to the claims procedures outlined in Section 6.3 hereof.

         6.2 REGULATIONS. The Company shall promulgate any rules and regulations that it deems necessary to carry out the purposes of the Plan, or to interpret the terms and conditions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Company shall, subject only to the claims procedure outlined in Section 6.3 hereof, be final and binding on any employee or former employee of the Company.

         6.3 CLAIMS PROCEDURE. The Company shall determine the rights of any employee or former employee of the Company to any benefits hereunder. Any employee or former employee of the Company who believes that he is entitled to receive any benefits other than as initially determined by the Company, may file a claim in writing with the Company's Benefits Committee. The Company shall no later than 90 days after the receipt of a claim either allow or deny the claim in writing. If a claimant does not receive written notice of the Company's decision on his claim within such 90-day period, the claim shall be deemed to have been denied in full.

         A denial of a claim, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

                 (a)  the specific reason or reasons for the denial;





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                 (b)  specific reference to pertinent Plan provisions on which the denial is based;

                 (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of which such material or information is necessary; and

                 (d) an explanation of the claim-review procedure.

         A claimant whose claim is denied (or his duly authorized representative) may within 30 days after receipt of denial of his claim request a review of such denial by the Company by filing with the Company's Benefits Committee a written request for review of his claim. If the claimant does not file a request for review with the Company's Benefits Committee within such 30-day period, the claimant shall be deemed to have acquiesced in the original decision of the Company on his claim. If a written request for review is so filed within such 30- day period, the Company shall conduct a full and fair review of such claim. During such full review, the claimant shall be given the opportunity to review documents that are pertinent to his laim and to submit issues and comments in writing and, if he requests a hearing, to present his case in person at a hearing scheduled by the Company.

         The Company shall notify the claimant of its decision on review within 60 days after receipt of a request for a review. Notice of the decision on review shall be in writing. If the decision on review is not furnished to the claimant within such 60-day period, the claim shall be deemed to have been denied on review.

         6.4 REVOCABILITY OF COMPANY ACTION. Any action by the Company with respect to the rights under the Plan of any employee or former employee shall be revocable by the Company as to payments or distributions not yet made to such person, and acceptance of any benefits under the Plan constitutes acceptance of and agreement to any appropriate adjustments made by the Company in future payments or distributions to such person to offset any excess or underpayment previously made to him with respect to any benefits; provided, however, that nothing in this Section 6.4 shall authorize the Company to amend or terminate the Plan.

7.       AMENDMENT OR TERMINATION OF PLAN

         7.1 RIGHT TO AMEND OR TERMINATE. The Company reserves the right at any time, without prior or other approval of any employee or former employee, to change, modify, amend, or terminate the Plan provided, however, that no such amendments or modifications that could adversely
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         any Covered Employee will be effective as to such Covered Employee without such Covered Employer's prior written consent. No such amendment, modification or change shall adversely affect any benefit under the Plan previously paid or provided to a Covered Employee (or his successor or interest).

         7.2 END DATE OF PLAN. Not withstanding any other provisions herein, the Plan shall end as of October 1, 1997 and all Covered Employees still employed as of that date will receive the Severance Pay to which they are entitled as if they had incurred a Qualifying Termination under the provisions of this Plan no later than ten days following that date regardless whether their employment is terminated or is continued.

8.       GENERAL PROVISIONS

         8.1 LIMITATION ON RIGHTS. The establishment of the Plan and participation herein shall not be construed as conferring any legal rights upon any employee or other person for continuation of employment, nor shall such establishment or participation give him any rights to any benefits whatsoever, except to the extent specifically set forth herein.

         8.2 TAX WITHHOLDING. The Company may withhold from any amounts payable under this Plan all federal, state city or other taxes as shall be required to be withheld pursuant to any law or government regulation or ruling.

         8.3 SPENDTHRIFT PROVISION. Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Covered Employee. In the event that the Chief Executive Officer of the Company shall find that any Covered Employee has attempted to violate such provision, such benefit shall be forfeited subject to the discretion of the Chief Executive Officer with approval of the Board of Directors. In the event that the non-employee directors of the Board of Directors shall find that the Chief Executive Officer has attempted to violate such provision, such benefit shall be forfeited subject to the non-employee directors' discretion.

         8.4 THE PLAN IS NOT FUNDED. (a) The Company shall pay benefits under the Plan from its general assets. No property of the Company is or shall be, by reason of this Plan, held in trust for any employee of the Company, nor shall any person have an interest in or lien or prior claim upon any property of the Company by reason of the Plan or the Company's obligations to make payments hereunder; (b) any provision of this Plan to the contrary notwithstanding, this Plan shall never be construed or operated in any way as a "pension plan", within the meaning of the Employee Retirement Income Security Act of 1974, as





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         amended, and the regulations promulgated thereunder ("ERISA"), but shall at all times be construed and operated as a "welfare plan", within the meaning of ERISA.

         8.5 AWARDS ARE NOT COMPENSATION. The amounts awarded to a Covered Employee under the Plan shall not be deemed to be compensation for the purpose of calculating the amount of a Covered Employee's benefits or contributions under a pension, profit sharing or stock bonus plan qualified under section 401 (a) of the Internal Revenue Code of 1986, as amended, the amount of life insurance payable under any life insurance plan established or maintained by the Company, or the amount of any disability benefits payable under any disability plan established or maintained by the Company, except to the extent specifically provided for in any such plan.

         8.6 SUCCESSOR EMPLOYERS MUST ASSUME. Except in any case where such successor would become so obligated as a matter of law without further act or deed, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or any portion of the business and or assets of the Company, or of any division of the Company, which is an employer of any Covered Employee to expressly assume and agree to perform the obligations under the Plan in the same manner and to the same extent (except as otherwise expressly provided in the Plan) that the Company would be required to perform such obligations as if no such succession had taken place. Any such assumptions and agreement shall be obtained prior to the effectiveness of such succession.

         8.7 GOVERNING LAW. The Plan will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the internal substantive laws of the State of Delaware.

         8.8 GENDER AND NUMBER. Unless the context clearly indicates otherwise, the masculine gender when used in the Plan shall include the feminine, and the singular number shall include the plural and the plural number the singular.

         8.9 HEADINGS. Headings of Sections in this instrument are for convenience only, and do not constitute any part of the Plan.





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EXECUTED at Dallas, Texas as of October 5, 1995


Lomas Mortgage (USA), Inc.



By: /s/ ERIC D. BOOTH
    ----------------------------
Title: CEO
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                     SCHEDULE 1 TO EMPLOYEE SEVERANCE PLAN

                      DESIGNATED GROUPS AND SEVERANCE PAY




                                              JOB
TIER     NAME OF DESIGNATED GROUP        EVALUATION POINTS       SYEVERANCE PAY*
----     ------------------------        -----------------       ---------------
1        Senior Executives                 965 and above            18 months

2        Management                        422 to 964                6 months

3        Professionals                     248 to 421                4 months

4        All other employees                 0 to 247                2 months

* But in no event less severance pay than would have been provided to any participant under the previous Lomas Financial Corporation Employee Severance Pay Plan contained in the Employee Handbook and provided in Exhibit 1.





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